UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2018, the Compensation Committee of CSX Corporation (“CSX” or the “Company”) approved and adopted a new long-term incentive program, including the CSX 2018-2020 Long-Term Incentive Plan (the “2018-2020 Plan”), that seeks to motivate and reward certain employees. The program is comprised of three components—Performance Units, Restricted Stock Units and Stock Options. Pursuant to the 2018-2020 Plan, the Company’s chief executive officer and executive vice presidents received awards comprised of 60% Performance Units and 40% Stock Options. No Restricted Stock Units were awarded to the Company’s chief executive officer or executive vice presidents pursuant to the 2018-2020 Plan.

Pursuant to the 2018-2020 Plan, Performance Units have potential payouts ranging from zero to 200% of the target awards depending on Company performance against predetermined goals. Performance Units will be paid, if earned, in the form of shares of CSX common stock in early 2021, after the conclusion of the three-year performance cycle. Payouts for certain executives are subject to formulaic upward or downward adjustments of up to 25% based upon the Company’s total shareholder return relative to specified comparator groups.

Payouts of the Performance Units will be based on the achievement of goals related to Operating Ratio (“OR”) and Free Cash Flow (“FCF”), with each measure excluding nonrecurring items as disclosed in the Company’s financial statements. For the 2018-2020 Plan, OR will be determined using the Company’s performance in 2020 and FCF will be measured from the beginning of 2018 through the end of 2020. OR and FCF will each comprise 50% of the total payout opportunity for participants and will be measured independently of the other. OR is defined as operating expense divided by operating revenue. FCF is defined as net cash provided by operating activities minus property additions and adjusted for certain other investing activities.

The following table sets forth the number of Performance Units and Stock Options awarded to the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President of Operations, Executive Vice President and Chief Administrative Officer and Executive Vice President and Chief Legal Officer.

Executive	Performance Units	Stock Options
James M. Foote	98,666	242,229
Frank A. Lonegro	21,926	53,829
Edmond L. Harris	21,926	53,829
Mark K. Wallace	21,926	53,829
Nathan D. Goldman	21,926	53,829

Consistent with past practices, the number of Performance Units was based on the average closing price of CSX common stock for November 2017, December 2017 and January 2018 of $54.73. The number of Stock Options was calculated based on the Black-Scholes value of $14.86 which, consistent with past practices, was determined using the average closing price of CSX common stock for November 2017, December 2017 and January 2018 of $54.73. Stock Options will vest on February 6, 2021, and unexercised Stock Options will expire on February 6, 2028. The exercise price of each Stock Option is based on the closing price of CSX common stock on the date of grant, which was February 6, 2018.

The foregoing descriptions of the 2018-2020 Plan and the awards made pursuant to the new long-term incentive program are qualified in their entirety by reference to the 2018-2020 Plan and the form of Stock Option Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01. Exhibits.

(d) The following exhibit is being filed as part of this report:

10.1	CSX 2018-2020 Long-Term Incentive Plan

10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President, Chief Legal
Officer and Corporate Secretary

DATE: February 12, 2018